                                                                    EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84050) of Laser Vision Centers, Inc. of our report dated June 14, 2000 relating to the financial statements, which appears on page F-1 of this Form 10-K. We also consent to the incorporation by reference of our report dated June 14, 2000 on the financial statement schedule, which appears on page F-27 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
July 27, 2000